UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

NUBURU, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39489	85-1288435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7442 S Tucson Way, Suite 130, Centennial, CO	80112
(Address of principal executive offices)	(Zip Code)

(720) 767-1400

(Registrant’s telephone number, including area code)

Tailwind Acquisition Corp.

1545 Courtney Ave, Los Angeles, CA 90046

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BURU WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On January 31, 2023, Nuburu, Inc., a Delaware corporation f/k/a Tailwind Acquisition Corp. (“Nuburu”), consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated August 5, 2022, by and among Nuburu, Compass Merger Sub, Inc., and Nuburu Subsidiary, Inc., a Delaware corporation f/k/a Nuburu, Inc. (“Legacy Nuburu”), following approval thereof at a special meeting of Nuburu’s stockholders held on December 27, 2022.

Item 2.02	Results of Operations and Financial Condition.

On February 22, 2023, Nuburu issued a press release announcing financial results for Legacy Nuburu for the quarter and year ended December 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated February 22, 2023

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2023

NUBURU, INC.

By:	/s/ Brian Knaley
Name:	Brian Knaley
Title:	Chief Financial Officer